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                                                                      Exhibit 23



                       Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 33-61665, 33-08779, 33-08781 and 33-95103) of Transcat, Inc. of our report dated May 19, 2003, relating to the financial statements and financial statement schedule, which appear in this Form 10-K.


/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Rochester, New York
June 9, 2003